INDEPENDENT AUDITORS' CONSENT

     We consent to incorporation by reference in Registration Statements No. 33-62087, No. 33-57060, No. 33-28728, No. 20880, No. 33-34619, and 33-05265 on
Form S-8 of our report dated June 13, 1996, relating to the consolidated balance sheets of NexStar Automation Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993, which report appears in the September 12, 1996 Current Report on Form 8-K of Zygo Corporation.



                                      /s/  EHRHARDT KEEFE STEINER & HOTTMAN PC
                                      ------------------------------------------
                                         Ehrhardt Keefe Steiner & Hottman PC



September 11, 1996
Denver, Colorado